News Release	Advance Auto Parts
5008 Airport Road
Roanoke, VA 24012

Shelly Whitaker, APR
Media Contact
t: 540-561-8452
e: shelly.whitaker@advanceautoparts.com

Joshua Moore
Investor Contact
t: 952-715-5076
e: joshua.moore@advanceautoparts.com

ADVANCE AUTO PARTS ANNOUNCES ACQUISITION OF BWP DISTRIBUTORS

ROANOKE, Va, December 19, 2012 - Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries, and maintenance items, announced today that it has entered into a definitive purchase agreement to acquire B.W.P. Distributors, Inc. (BWP) in an all-cash transaction. The parties expect to close at the end of December, subject to the satisfaction of certain customary conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

BWP, a privately held company that supplies, markets and distributes automotive aftermarket parts and products principally to commercial customers, was founded in 1962 and is based in Armonk, New York. BWP currently operates or supplies 216 locations in Connecticut, Delaware, Maryland, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. This acquisition will enable Advance Auto Parts to continue its expansion in the Northeast, which continues to be a strategic growth area for Advance.

After completion of this transaction, Advance will operate 124 BWP company-owned stores and will transfer the rights to distribute to 92 independently owned locations to an affiliate of General Parts International, Inc. (GPI), a privately held auto supply company. Additionally, Advance will continue to operate two of BWP's distribution centers in Sutton, Massachusetts and Delran, New Jersey. GPI will operate BWP's other distribution center in Armonk, New York.

“We are excited about the combination of our two businesses as it will position us for accelerated growth in the Northeast,” said Darren R. Jackson, President and Chief Executive Officer of Advance Auto Parts. “This new partnership with BWP is another example of Advance's commitment to long-term growth and serving commercial customers. With our other investments in parts, technology, systems and people, we have enhanced our ability to improve our profitability and increase value for our shareholders. We are also thrilled that Neil Stockel, BWP President, will continue to collaborate with us as we grow our commercial business.”

“We thank Advance Auto Parts for this exciting new relationship. Our rich history of serving commercial customers, combined with Advance Auto Parts' best-in-class commercial capabilities, will allow us to build on our strong service reputation with our customers,” said Neil Stockel, President, BWP.

About Advance Auto Parts

Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket retailer of parts, accessories, batteries, and maintenance items in the United States, serves both the do-it-yourself and professional installer markets. As of October 6, 2012, the Company operated 3,727 stores in 39 states, Puerto Rico, and the Virgin Islands. Additional information about the Company, employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found on the Company's website at www.AdvanceAutoParts.com.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These statements discuss, among other things, expected growth and future performance, including store growth, capital expenditures, comparable store sales, SG&A, operating income, gross profit rate, free cash flow, profitability and earnings per diluted share for fiscal year 2012. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company's products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, business interruptions, information technology security, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company's 10-K for the fiscal year ended December 31, 2011 on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them as more information becomes available.
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